Exhibit 3.1

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS

FILING ENDORSEMENT

This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for

UNIVERSAL LOGISTICS HOLDINGS, INC.

ID NUMBER:     24824C

received by facsimile transmission on April 28, 2016 is hereby endorsed.

Filed on April 28, 2016 by the Administrator.

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, In the City of Lansing, this 28th day of April, 2016.
Sent by Facsimile Transmission	Julia Dale, Director Corporations, Securities & Commercial Licensing Bureau

C8CL/CD-316 (Rev. 1/16)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS

CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU

Date Received

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name

Universal Logistics Holdings, Inc.             c/o Steven A. Fitzpatrick

Address

12755 E. Nine Mile Road

City	State	ZIP Code
Warren	MI	48089	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

Universal Truckload Services, Inc.

2.	The Identification number assigned by the Bureau is: 24824C

3.	Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is Universal Logistics Holdings, Inc.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the                     day of                     ,                     , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this              day of                                     ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of incorporation proposed by the board was duly adopted on the 28th day of April, 2016, by the: (check one of the following)

☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to Section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 28th day of April, 2016

By	/s/ Steven A. Fitzpatrick
(Signature of an authorized officer or agent)

Steven A. Fitzpatrick, Secretary
(Type or Print Name)